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Exhibit 99.4

     SCHULER HOMES, INC.
OFFER TO EXCHANGE

ANY AND ALL OF ITS OUTSTANDING
9 3/8% SENIOR NOTES DUE 2009
AND
10 1/2% SENIOR SUBORDINATED NOTES DUE 2011
FOR ITS 9 3/8% SENIOR EXCHANGE NOTES DUE 2009
AND
10 1/2% SENIOR SUBORDINATED EXCHANGE NOTES DUE 2011,
RESPECTIVELY

TO OUR CLIENTS:

    Enclosed for your consideration is a Prospectus, dated November 9, 2001 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Schuler Homes, Inc. (the "Company") to exchange a principal amount of its 9 3/8% Senior Exchange Notes due 2009 (the "Senior Exchange Notes") and its 10 1/2% Senior Subordinated Exchange Notes due 2011 (the "Senior Subordinated Exchange Notes," and collectively with the Senior Exchange Notes, the "Exchange Notes"), which exchange has been registered under the Securities Act of 1933, as amended, pursuant to a registration statement of which the Prospectus is part, for an equal principal amount of its outstanding 9 3/8% Senior Notes due 2009 (the "Old Senior Notes") and its 10 1/2% Senior Subordinated Notes due 2011 (the "Old Senior Subordinated Notes," and collectively with the Old Senior Notes, the "Old Notes"), respectively, of which $250 million in aggregate principal amount and $150 million in aggregate principal amount, respectively, are outstanding as of the date hereof, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in those Registration Rights Agreements, each dated as of June 28, 2001 (the "Registration Rights Agreements"), by and among the Company, as the issuer, the Guarantors listed on Schedule A of the Registration Rights Agreements (the "Guarantors") and UBS Warburg LLC, Banc of America Securities LLC, Fleet Securities, Inc. and Salomon Smith Barney Inc., as initial purchasers (in such capacities, the "Initial Purchasers").

    This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

    Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on December 10, 2001, unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

    Your attention is directed to the following:

    1.  The Exchange Offer is for any and all Old Notes.

    2.  The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer."

    3.  Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

    4.  The Exchange Offer expires at 5:00 p.m., New York City time, on December 10, 2001, unless extended by the Company.

    If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Schuler Homes, Inc. with respect to its Old Notes.

    This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

    Please tender the Old Notes held by you for my account as indicated below:

9 3/8% Senior Notes Due 2009

/ / Please do not tender any Old Senior Notes held by you for my account.	/ / Please tender aggregate principal amount of the Old Senior Notes held by you for my account.
Dated: , 2001
Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number
Tax Identification or Social Security No(s).

10 1/2% Senior Subordinated Notes Due 2011

/ / Please do not tender any Old Senior Subordinated Notes held by you for my account.	/ / Please tender aggregate principal amount of the Old Senior Subordinated Notes held by you for my account.
Dated: , 2001
Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number
Tax Identification or Social Security No(s).

    None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon will constitute an instruction to us to tender all the Old Notes held by us for your account.

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INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER